As filed with the U.S. Securities and Exchange Commission on November 27, 2019

Registration No. 333-234444

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXTAINER GROUP HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0530316
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Century House

16 Par-La-Ville Road

Hamilton HM 08 Bermuda

(441) 296-2500

(I.R.S. Employer Identification Number)

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Daniel W. Cohen

Textainer Group Holdings Limited

c/o Textainer Equipment Management (U.S.) Limited

650 California Street, 16th Floor

San Francisco, CA 94108

(415) 434-0551

(Name, Address and Telephone Number of Agent for Service)

With Copies to:

Kurt J. Berney, Esq.

O’Melveny & Myers LLP

Two Embarcadero Center,

28th Floor

San Francisco, CA 94111

(415) 984-8700

(415) 984-8701 fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2019

PROSPECTUS

27,278,802 Common Shares

Offered by the Selling Shareholder

Textainer Group Holdings Limited

This prospectus relates to the offer and sale from time to time of 27,278,802 of our common shares by Trencor Limited, or Trencor, a public South African company, and certain if its transferees. These common shares were previously held by Halco Holdings Inc., or Halco, a company owned by Halco Trust, a nominated discretionary trust. In February 2018, Halco Trust distributed and transferred to Trencor, a nominated discretionary beneficiary of Halco Trust, the trust’s 100% shareholding in Halco. In May 2018, Halco declared dividends to Trencor which resulted in Trencor becoming the direct shareholder of 27,278,802 of our common shares. Halco went into voluntary liquidation on October 12, 2018.

On September 18, 2019, Trencor announced the proposed unbundling of our common shares held by Trencor, which if approved by Trencor’s shareholders would result in the distribution of such common shares to Trencor’s shareholders (the “Unbundling Transaction”). The Unbundling Transaction, if approved, would result in Trencor’s shareholders receiving approximately 15.7 of our common shares for every 100 common shares of Trencor they hold. Assuming the conditions precedent to the Unbundling Transaction are met, it is currently anticipated that the Unbundling Transaction will occur on December 17, 2019.

Trencor may use this prospectus to distribute the common shares currently owned by it to its shareholders or other successors in interest pursuant to an in-kind distribution, including the Unbundling Transaction. The term “selling shareholder” as used in this prospectus includes such shareholders or other successors in interest selling our common shares received from Trencor as an in-kind distribution or other non-sale related transfer, including the Unbundling Transaction, after the date of this prospectus. See “Plan of Distribution.”

The registration of the resale of the common shares covered by this prospectus does not necessarily mean that any of such shares will be offered or sold by the selling shareholder. We are not selling any of our common shares and we will not receive any of the proceeds from the sale of our common shares covered by this prospectus.

The selling shareholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the common shares. See “Plan of Distribution” for more information about how the selling shareholder may sell or dispose of its common shares.

Our common shares are listed on the New York Stock Exchange under the symbol “TGH”. On November 26, 2019, the last reported sale price for our common shares on the New York Stock Exchange was $8.99 per common share.

Investing in our common shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus, and contained in the applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell our common shares pursuant to this prospectus. This prospectus provides you with a general description of the common shares that the selling shareholder may offer. When the selling shareholder makes an offer of common shares pursuant to this prospectus, it will provide you with a prospectus supplement that will contain more specific information about the terms of that offering. A selling shareholder may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus provided to you may also add, update or change information contained in this prospectus or in any documents that incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus does not contain all the information provided in the registration statement we have filed with the SEC. For further information about us or the common shares offered hereby, you should refer to that registration statement and the exhibits filed as a part of that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY COMMON SHARES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or solicitation of an offer to buy any securities other than the common shares to which they relate. Neither we nor the selling shareholder is making offers to sell our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, unless indicated otherwise or the context otherwise requires, references to: (1) “Textainer,” “TGH,” “the Company,” “we,” “us” and “our” refer, as the context requires, to Textainer Group Holdings Limited, which is the registrant and the issuer of the class of common shares that has been registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or Textainer Group Holdings Limited and its subsidiaries; and (2) “TEU” refers to a “Twenty-Foot Equivalent Unit,” which is a unit of measurement used in the container shipping industry to compare shipping containers of various lengths to a standard 20’ dry freight container, thus a 20’ container is one TEU and a 40’ container is two TEU.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus. Neither we nor the selling shareholder has authorized any other person to provide you with any information different from the information that is contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with any offer made by this prospectus or by any accompanying prospectus. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus is accurate as of the dates on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars. To the extent that any monetary amounts are not denominated in U.S. dollars, they have been translated into U.S. dollars in accordance with our accounting policies as described in our consolidated financial statements incorporated by reference into this prospectus.

Consent under the Exchange Control Act 1972 (and its related regulations) has been given by the Bermuda Monetary Authority for the issue and free transferability of all of our securities other than Equity Securities to and between non-residents of Bermuda for exchange control purposes and for the issue and transfer of our Equity Securities (which would include our common shares) to and between non-residents of Bermuda for exchange control purposes provided our shares are and remain listed on an appointed stock exchange, which includes the New York Stock Exchange and the Johannesburg Stock Exchange. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The common shares offered pursuant to this prospectus may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda. Additionally, non–Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing our securities in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS; CAUTIONARY LANGUAGE

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for fleet size, management contracts, container purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with container investors, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, per diem rates, container prices, demand for containers by container shipping lines, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to documents that we file with the SEC and that the information in this prospectus is not complete. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 25, 2019;

•	our Reports on Form 6-K furnished to the Commission on May 17, 2019, August 15, 2019 and November 22, 2019; and

•

the description of our securities contained in our registration statement on Form 8-A (File No. 001-33725), filed with the SEC on October 5, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC on or after the date of this registration statement and prior to the effectiveness of this registration statement and on or after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to Textainer Group Holdings Limited, c/o Textainer Equipment Management (U.S.) Limited, 650 California Street, 16th Floor, San Francisco, CA 94108, Attention: Investor Relations, Telephone Number: (415) 434-0551.

ABOUT TEXTAINER GROUP HOLDINGS LIMITED

We are one of the world’s largest lessors of intermodal containers based on fleet size, with a total fleet of approximately 2.4 million containers, representing 3.6 million TEU. Containers are an integral component of intermodal trade, providing a secure and cost-effective method of transportation because they can be used to transport freight by ship, rail or truck, making it possible to move cargo from point of origin to final destination without repeated unpacking and repacking. We lease containers to approximately 250 shipping lines and other lessees, including almost all of the world’s top 20 container lines, as measured by the total TEU capacity of their container vessels. We believe that our scale, global presence, customer service, market knowledge and long history with our customers have made us one of the most reliable suppliers of leased containers. We have a long track record in the industry, operating since 1979, and have developed long-standing relationships with key industry participants. Our top 20 customers, as measured by revenues, have leased containers from us for an average of almost 30 years.

We have provided an average of almost 240,000 TEU of new containers per year for the past five years and have been one of the largest buyers of new containers over the same period. We are one of the largest sellers of used containers, having sold an average of almost 140,000 containers per year for the last five years to more than 1,500 customers.

We provide our services worldwide via an international network of 14 regional and area offices and almost 500 independent depots.

Our principal executive offices located at Century House, 16 Par-La-Ville Road, Hamilton HM 08 Bermuda and our telephone number is (441) 296-2500. Our agent in the United States is Daniel W. Cohen, Textainer Group Holdings Limited, c/o Textainer Equipment Management (U.S.) Limited, 650 California Street, 16th Floor, San Francisco, CA 94108. Our internet website address is www.textainer.com. The information contained on, or that can be accessed through, our website is not incorporated into and is not intended to be a part of this prospectus.

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described below and the risks and uncertainties described in the section entitled Item 3, “Key Information — Risk Factors” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on March 25, 2019 or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or any Form 6-K furnished to the SEC after the date of this prospectus. See “Where You Can Find More Information.” If the selling shareholder offers and sells any common shares pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our common shares could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

It may not be possible for investors to enforce U.S. judgments against us.

We and all of our direct and indirect subsidiaries, except Textainer Equipment Management (U.S.) Limited and Textainer Equipment Management (U.S.) II LLC, are incorporated in jurisdictions outside the U.S. A substantial portion of our assets and those of our subsidiaries are located outside of the U.S. In addition, half of our directors are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our non-U.S. subsidiaries, or our directors, or to enforce a judgment against us for civil liabilities in U.S. courts, which may discourage lawsuits against us and our directors and officers. In addition, shareholders who do bring claims against us, our directors or officers could face additional litigation costs in pursuing any such claim in a judicial forum that they find favorable. Further, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located would enforce judgments of U.S. courts obtained in actions against us, our directors or officers, or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws, or would enforce, in original actions, liabilities against us, our directors or officers, or our subsidiaries based on those laws.

Our bye-laws restrict shareholders from bringing legal action against our officers and directors.

Our bye-laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors. This waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against our officers and directors unless the act or failure to act involves fraud or dishonesty. However, Section 14 of the Securities Act of 1933, as amended, or the Securities Act, and Section 29(a) of the Exchange Act render void any waiver of the provisions of the Securities Act and Exchange Act, respectively. As a result, the operation of this provision as a waiver of the right to sue for violations of federal securities laws may not be enforceable in U.S. courts.

USE OF PROCEEDS

All proceeds from any sales of common shares covered by this prospectus will go to the selling shareholder who offers and sells such shares. We will not receive any proceeds from the sale of common shares by the selling shareholder.

DESCRIPTION OF COMMON SHARES

The following description of our share capital summarizes certain provisions of our memorandum of association and our bye-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our memorandum of association and bye-laws. Copies of our memorandum of association and bye-laws have previously been filed with the SEC as Exhibits 3.1 and 3.2, respectively, to the registration statement on Form F-1 that we filed with the SEC on September 26, 2007 (File No. 333-146304).

General

We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number EC18896. We were incorporated on December 2, 1993 under the name Textainer Group Holdings Limited. Our registered office is located at Century House, 16 Par-La-Ville Road, Hamilton HM 08 Bermuda.

Share Capital

As of the date of this prospectus, our authorized share capital consists of 140,000,000 common shares, par value US$0.01 per share, and 10,000,000 preference shares, par value US$0.01 per share. As of October 23, 2019, there were 56,843,241 common shares and no preference shares issued and outstanding.

Pursuant to our bye-laws, subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to the Companies Act 1981 of Bermuda, as amended, or the Companies Act, and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Dividend Rights

Under the Companies Act, a company may not declare or pay dividends if there are reasonable grounds for believing either that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Certain of our debt facilities contain restrictions on the payment of dividends. We will not be allowed to pay dividends if we are in default under (or such payment would cause a default under) certain debt facilities or if such payment would cause us to breach any of our covenants. These covenants include certain financial covenants, which would be directly affected by the payment of dividends, such as (i) a minimum net worth level (which level would decrease by the amount of any dividend paid), (ii) a maximum ratio of consolidated funded debt to consolidated tangible net worth (which amount would decrease by the amount of any dividend paid) and (iii) a minimum ratio of certain income (which amount would decrease by the amount of any dividend paid) to current obligations. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Modification of Shareholder Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied by us either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares

Our board of directors may in its absolute discretion, and without assigning any reason, refuse to register the transfer of a share that is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor. Our bye-laws provide that shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

Meetings of Shareholders

Our bye-laws and Bermuda law provide that any resolution required or permitted to be passed by our shareholders must be passed at an annual or special general meeting of our shareholders or by the written consent of our shareholders. A written resolution is passed when it is signed by shareholders who at the date the notice of such written resolution is given represent such majority of votes as would be required if the resolution was voted on at a shareholders’ meeting at which all shareholders entitled to attend and vote thereat were present and voting. Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year unless this requirement is waived by the shareholders in accordance with the Companies Act. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our board of directors, the president or the chairman (if any) may convene an annual general meeting or a special general meeting. Under our bye-laws, at least 5 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of our issued and outstanding voting shares.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements, which must be presented at the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our bye-laws provide that our board shall consist of such number of directors being not less than 5 directors and not more than such maximum number of directors, not exceeding 12 directors, as the board may from time to time determine. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by our board of directors must give notice of the intention to propose the person for election. Where a person is to be proposed for election as a director at an annual general meeting by a shareholder, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to members or the date on which public disclosure of the special general meeting was made.

A director may be removed (i) for cause by the affirmative vote of the holders of a majority of the votes cast at a meeting, or (ii) without cause upon the affirmative vote of 66% of the shares then issued and outstanding and entitled to vote on the resolution; in each case provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

The remuneration of our directors is determined by our board, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting. Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.

Waiver of Claims by Shareholders; Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule or law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or on behalf of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. However, Section 14 of the Securities Act and Section 29(a) of the Exchange Act render void any waiver of the provisions of the Securities Act and Exchange Act, respectively. As a result, the operation of this provision as a waiver of the right to sue for violations of federal securities laws may not be enforceable in U.S. courts. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have entered into indemnification agreements with our directors and senior management to give such directors and officers, as well as their immediate family members, additional contractual assurances regarding the scope of indemnification set forth in our bye-laws, and to provide additional procedural protections which may, in some cases, be broader than the specific indemnification provisions contained in our bye-laws. The indemnification agreements may require us, among other things, to indemnify such directors and officers, as well as their immediate family members (in each case, except in respect of such person’s fraud or dishonesty), against liabilities that may arise by reason of the status or service as directors or officers and to advance expenses as a result of any proceeding against them as to which they could be indemnified.

Amendment of Memorandum of Association and Bye-Laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors, including the affirmative vote of not less than 66% of the directors then in office, and by a resolution of the shareholders, including the affirmative vote of not less than 66% of the voting shares issued and outstanding.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital, or any class thereof, have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders.

Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a merger or an amalgamation (other than with a wholly owned subsidiary or as described below) that has been approved by the board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person and representing in person or by proxy in excess of 50% of all issued and outstanding voting shares. Any amalgamation or merger or other business combination (as defined in our bye-laws), other than certain business combinations with interested shareholders (as described below) not approved by our board but which the Companies Act requires to be approved by the shareholders must be approved by the holders of not less than 66% of our issued and outstanding voting shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Our bye-laws also contain provisions regarding “business combinations” with “interested shareholders.” Pursuant to our bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless: (i) prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced. For purposes of these provisions, “business combinations” include mergers, amalgamations, consolidations and certain sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets, issuances and transfers of shares and other transactions resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take any action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. However, Section 14 of the Securities Act and Section 29(a) of the Exchange Act render void any waiver of the provisions of the Securities Act and Exchange Act, respectively. As a result, the operation of this provision as a waiver of the right to sue for violations of federal securities laws may not be enforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our bye-laws provide that our board of directors may treat as forfeited any dividend or other monies payable in respect of any shares that remain unclaimed for five (5) years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by mail or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable inquiries have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend warrant or check.

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

(1) By a procedure under the Companies Act known as a “scheme of arrangement”. A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme or arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

(2) If the acquiring party is a company, it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of any offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(3) Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of our securities other than Equity Securities to and between non-residents of Bermuda for exchange control purposes and for the issue and transfer of our Equity Securities (which would include our common shares) to and between non-residents of Bermuda for exchange control purposes provided our shares are and remain listed on an appointed stock exchange, which includes the New York Stock Exchange and the Johannesburg Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Shareholder Services, Inc. and its fully owned subsidiary Computershare Trust Company, N.A., having its principal office at 250 Royall Street, Canton, MA 02021.

SELLING SHAREHOLDER

Trencor may offer for sale from time to time in the future up to an aggregate of 27,278,802 of our common shares. These common shares were previously held by Halco, a company owned by Halco Trust, a nominated discretionary trust. In February 2018, Halco Trust distributed and transferred to Trencor, a nominated discretionary beneficiary of Halco Trust, the trust’s 100% shareholding in Halco. In May 2018, Halco declared dividends to Trencor which resulted in Trencor becoming the direct shareholder of 27,278,802 of our common shares.

On September 18, 2019, Trencor announced the Unbundling Transaction. The term “selling shareholder” includes such shareholders or other successors in interest selling common shares received from Trencor as an in-kind distribution or other non-sale related transfer, including the Unbundling Transaction, after the date of this prospectus.

The selling shareholder may sell some, all or none of its common shares. We do not know how long the selling shareholder will hold the shares before selling them, and except as disclosed herein, we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the shares.

The table below is prepared based on information supplied to us by Trencor and reflects its beneficial ownership of our common shares as of October 23, 2019. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Except as otherwise indicated below, Trencor has sole voting and investment power with respect to all common shares shown as beneficially owned by it. The percentage of common shares beneficially owned prior to and after the offering is based on 56,843,241 common shares outstanding as of October 23, 2019.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to This Offering		Number of Common Shares That May Be Sold Hereby	Common Shares Beneficially Owned After This Offering (1)
	#	%		#	%
Trencor Limited	27,278,802	48.0%	27,278,802	—	—%

(1)	Assumes all common shares offered hereby are sold by Trencor.

Relationships and Agreements with Trencor and Entities Related to Trencor

Trencor currently owns 48.0% of our common shares which were previously held by Halco. On February 20, 2018, Halco Trust distributed and transferred to Trencor, one of the nominated discretionary beneficiaries of the Halco Trust, the trust’s 100% shareholding in Halco and on May 11, 2018, Halco declared dividends to Trencor which resulted in Trencor becoming the shareholder in the 48.0% of the Company’s common shares it owns. Halco went into voluntary liquidation on October 12, 2018. Hennie Van der Merwe and David M. Nurek, are members of the Company’s board of directors and the board of directors of Trencor.

At Halco’s request, the Company and Halco entered into a Voting Limitation Deed, or VLD, effective January 1, 2018, whereby Halco agreed to limit or restrict its shareholder voting rights in the Company, solely in respect of the appointment and/or removal of directors and then only to the extent necessary to ensure that Trencor will be regarded for purposes of IFRS as being neither in control of nor having significant influence over the Company. All of Halco’s voting rights, save for the said limitation or restriction, were unaffected by the VLD. Accordingly, from January 1, 2018, the financial results of the Company, as reported under U.S. GAAP, are no longer required to be consolidated and converted into IFRS for inclusion in the results of Trencor, thus eliminating commercial issues (e.g., the costs and delays caused by the need to convert the Company’s financial results under U.S. GAAP into IFRS for public reporting by Trencor). In connection with the transfer of the Company’s shares held by Halco to Trencor on May 11, 2018, Trencor assumed the same contractual rights and obligations as Halco had in the VLD. The VLD will terminate following the Unbundling Transaction.

On May 11, 2018, the Company, Trencor and Halco entered into an indemnification agreement with Computershare Trust Company, N.A., the share transfer agent for the Company, and Computershare Inc., or, together, the Transfer Agent, pursuant to which the Company and Halco jointly and severally agreed to indemnify and hold harmless the Transfer Agent, and Halco agreed to indemnify and hold harmless the Company, against any and all costs, damages, losses, fees, penalties, judgments, taxes or expenses which the Transfer Agent may incur in connection with or arising from three missing share certificates representing approximately 5.5 million aggregate common shares of the Company held by Halco. The obligations under this agreement were transferred to Trencor when it became the shareholder of the Company’s common stock. In connection with the Unbundling Transaction, it is expected that Trencor will purchase an indemnity bond in favor of Computershare and Textainer and the indemnification agreement will be terminated.

The Company’s personnel assisted Trencor with the conversion of the Company’s financial information from U.S. GAAP to IFRS. In the first nine months of 2019 Trencor paid approximately $290,000 for these accounting services. Trencor paid approximately $529,000 and $125,000 for these accounting services in 2018 and 2017, respectively.

We have entered into an agreement with LAPCO, now an indirect wholly-owned subsidiary of Trencor, related to our management of containers owned by LAPCO. Pursuant to this agreement, LAPCO has the right, but not an obligation, to require us to purchase containers on its behalf, within guidelines specified in the agreement and for as long as the management agreement is in place. In the first nine months of 2019, we received approximately $1,181,000 of management fees from LAPCO and $599,000 in sales commissions and acquisition fees. In 2018, 2017 and 2016, we received the following approximate fees or commissions from LAPCO: (i) $2,465,000 $2,329,000 and $2,282,000, respectively, in management fees and (ii) $1,111,000, $666,000 and $713,000 respectively, in sales commissions and acquisition fees. LAPCO is free to compete against us with respect to its investment in containers and uses our competitors to manage some of its containers.

Mr. David M. Nurek and Mr. Hennie Van der Merwe, both of whom serve on the Company’s Board of Directors, serve as Chairman of Trencor and Chief Executive Officer of Trencor, respectively. Mr. Nurek and Mr. Van der Merwe also serve on Trencor’s Board of Directors. Mr. Nurek and Mr. Van der Merwe, in their capacity as directors of Trencor, intend to vote the Trencor common shares owned by them, if any, in favor of the Unbundling Transaction.

In connection with Trencor’s proposed Unbundling Transaction, the Company submitted a voluntary application for a secondary, or dual, listing of its common shares on the main board of the Johannesburg Stock Exchange.

PLAN OF DISTRIBUTION

The common shares offered pursuant to this prospectus may be offered and sold from time to time by the selling shareholder listed in the preceding section, or its shareholders or other successors in interest that receive such shares in the Unbundling Transaction. On September 18, 2019, Trencor announced the proposed unbundling of 27,278,802 of our common shares held by Trencor, which if approved by Trencor’s shareholders would result in the distribution of such common shares to Trencor’s shareholders. The Unbundling Transaction, if approved, would result in Trencor’s shareholders receiving approximately 15.7 of our common shares for every 100 common shares of Trencor they hold. Assuming the conditions precedent to the Unbundling Transaction are met, it is currently anticipated that the Unbundling Transaction will occur on December 17, 2019. In connection with the Unbundling Transaction, we submitted a voluntary application for a secondary, or dual, listing of our common shares on the main board of the Johannesburg Stock Exchange.

To the extent that Trencor’s shareholders or other successors in interest are not affiliates of Trencor, such shareholders or other successors in interest would thereby receive unrestricted common shares pursuant to the distribution through this registration statement.

In addition, the selling shareholder named in this prospectus may sell our common shares through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of any such offering of the common shares in a prospectus supplement, if required, including:

•	the name or names of any underwriters, if any;

•	the prices of such common shares and the proceeds to the selling shareholder from the sale of such common shares;

•	The names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to the underwriter or agents; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the common shares may be effected, from time to time, in one or more transactions, including:

•	privately negotiated transactions;

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the common shares may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

•	any combination of the foregoing or any other method permitted by applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The selling shareholder and any broker-dealers or agents that participate in the distribution of the common shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of the common shares offered pursuant to this prospectus. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the common shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. If the selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholder may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling shareholder is deemed to be an “underwriter,” the selling shareholder will also be subject to the prospectus delivery requirements of the Securities Act.

Agents may, from time to time, solicit offers to purchase the common shares. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the common shares by the selling shareholder and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the common shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the common shares.

If underwriters are used in an offering, common shares will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Common shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of common shares, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of common shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the common shares.

If a dealer is used in the sale of common shares, the selling shareholder or an underwriter will sell the common shares to the dealer, as principal. The dealer may then resell the common shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

The selling shareholder may directly solicit offers to purchase the common shares and may make sales of common shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the common shares. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with the selling shareholder to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Under current applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the common shares may not simultaneously engage in market making activities with respect to our common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of our common shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of any sale of the common shares being offered pursuant to this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the common shares offered hereby. The selling shareholder is not obligated to, and there is no assurance that the selling shareholder will, sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part. The selling shareholder might instead transfer, devise or gift any such shares by other means not described in this prospectus, including pursuant to one or more transactions exempt from registration under the Securities Act, if available. In addition, any such shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the laws of Bermuda will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

The consolidated financial statements and schedules of Textainer Group Holdings Limited as of December 31, 2017 and 2018, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Most of our directors and some of the named experts referred to in this prospectus are not residents of the U.S., and a substantial portion of our assets is located outside the U.S. As a result, it may be difficult for investors to effect service of process on those persons in the U.S. or to enforce in the U.S. judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions (including the U.S.) against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the arrangements disclosed in Item 8 below, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file reports, including Annual Reports on Form 20-F and Reports on Form 6-K, with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The public may read our SEC filings, including the registration statement of which this prospectus is a part and the exhibits filed as a part of that registration statement, over the Internet at http://www.sec.gov.

Our website is located at http://www.textainer.com. We also make available through our website our Annual Reports on Form 20-F, Reports on Form 6-K and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Indemnification by Textainer Group Holdings Limited and Bermuda Subsidiaries

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceeding, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws and the bye-laws of our Bermuda subsidiaries that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. However, Section 14 of the Securities Act and Section 29(a) of the Exchange Act render void any waiver of the provisions of the Securities Act and Exchange Act, respectively. As a result, the operation of this provision as a waiver of the right to sue for violations of federal securities laws may not be enforceable in U.S. courts. Section 98 of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

Indemnification by Textainer Equipment Management (U.S.) Limited

Our wholly-owned subsidiary, Textainer Equipment Management (U.S.) Limited, is incorporated under the laws of the State of Delaware. All of our executive officers are also executive officers of Textainer Equipment Management (U.S.) Limited, and two of our executive officers serve as its sole directors.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its shareholders.

The certificate of incorporation and bylaws of Textainer Equipment Management (U.S.) Limited provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law. Expenses incurred by any officer or director of Textainer Equipment Management (U.S.) Limited in defending any such action, suit or proceeding in advance of its final disposition shall be paid by Textainer Equipment Management (U.S.) Limited upon delivery to it, if required under Delaware General Corporation Law, of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Indemnification Agreements

We have entered into indemnification agreements with our directors and senior management to give such directors and officers, as well as their immediate family members, additional contractual assurances regarding the scope of indemnification set forth in our bye-laws and the organizational documents of our subsidiaries, and to provide additional procedural protections which may, in some cases, be broader than the specific indemnification provisions contained in those documents. The indemnification agreements may require us, among other things, to indemnify such directors and officers, as well as their immediate family members (in each case, except in respect of such person’s fraud or dishonesty), against liabilities that may arise by reason of the status or service as directors or officers and to advance expenses as a result of any proceeding against them as to which they could be indemnified.

Item 9. Exhibits.

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement with respect to Common Shares

4.1	Memorandum of Association of Textainer Group Holdings Limited (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-146304) filed with the SEC on September 26, 2007)

4.2	Bye-laws of Textainer Group Holdings Limited (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-146304) filed with the SEC on September 26, 2007)

4.3	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 filed with the SEC on September 26, 2007 (File No. 333-146304))

5.1**	Opinion of Conyers Dill & Pearman Limited

23.1	Consent of KPMG LLP

23.2**	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1**	Powers of Attorney

*	To be filed by amendment to this Registration Statement.
**	Previously filed.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10 (a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of November, 2019.

TEXTAINER GROUP HOLDINGS LIMITED

By:	/s/ Olivier Ghesquiere
Name:	Olivier Ghesquiere
Title:	President and Chief Executive Officer

By:	/s/ Michael K. Chan
Name:	Michael K. Chan
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Olivier Ghesquiere Olivier Ghesquiere		President, Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2019

* Michael K. Chan		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2019

* Hyman Shwiel		Director	November 27, 2019

* Iain Brown		Director	November 27, 2019

* Dudley R. Cottingham		Director	November 27, 2019

* John A. Maccarone		Director	November 27, 2019

* David M. Nurek		Director	November 27, 2019

* Hennie Van der Merwe		Director	November 27, 2019

* Robert D. Pedersen		Director	November 27, 2019

* By:	/s/ Olivier Ghesquiere Name: Olivier Ghesquiere Title: Attorney-in-Fact		November 27, 2019